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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 29, 1998

                        WINDMERE-DURABLE HOLDINGS, INC.
                        -------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    FLORIDA
                        -------------------------------
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

         1-10177                                          59-1028301
         -------                                          ----------
(COMMISSION FILE NUMBER)                      (IRS EMPLOYER IDENTIFICATION NO.)

                        WINDMERE-DURABLE HOLDINGS, INC.
                             5980 MIAMI LAKES DRIVE
                            MIAMI LAKES, FLORIDA         33014
               --------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE) (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (305) 362-2611
                                                          --------------



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ITEM 5.           OTHER EVENTS.

                  On December 29, 1998, Windmere-Durable Holdings, Inc., each of its subsidiaries party thereto, each of the lenders party thereto and NationsBank, National Association, as agent for the lenders party to the Amended and Restated Credit Agreement dated as of August 7, 1998, entered into Amendment No. 1 to Amended and Restated Credit Agreement. The Amended and Restated Credit Agreement has been amended to, among other things, change the applicable interest rates for loans made pursuant to the Agreement, to reduce, through December 31, 1999, the maximum amount of Revolving Credit Outstandings permitted to $110 million from $160 million and to change certain financial covenants.

 ITEM 7.          FINANCIAL STATEMENTS AND EXHIBITS.

                  (c)      Exhibits

                           10.1 Amendment No. 1 to Amended and Restated Credit Agreement by and among
                                      Windmere-Durable Holdings, Inc., each of its subsidiaries party thereto, each of the lenders party thereto and
                                      NationsBank, National Association as
                                      agent for the lenders, dated December 28, 1998.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                WINDMERE-DURABLE HOLDINGS, INC.


Date:  February 5, 1999                         By: /s/ Harry D. Schulman
                                                   ----------------------------
                                                    Harry D. Schulman



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                               INDEX TO EXHIBITS

ITEM
NUMBER       EXHIBIT

10.1 Amendment No. 1 to Amended and Restated Credit Agreement by and among Windmere-Durable Holdings, Inc., each of its subsidiaries party thereto, each of the lenders party thereto and NationsBank, National Association as agent for the lenders, dated December 28, 1998.



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